Exhibit 99.1

THE BANK HOLDINGS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Hal Giomi and Edward Coppin, as proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of The Bank Holdings which the undersigned would be entitled to vote at the meeting of shareholders to be held on             , 2006 at                     .m. at the                                located at                     , Reno, Nevada, or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1                  Approval of the Agreement to Merge and Plan of Reorganization dated May 17, 2006 providing for the merger of NNB Holdings, Inc. with and into The Bank Holdings as more fully described in the joint proxy statement.

FOR [    ]                                AGAINST [    ]                      ABSTAIN [    ]

2.               Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SET FORTH HEREIN. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Please date this proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

I DO	☐ I DO NOT	EXPECT TO ATTEND THE MEETING.

	(Number of Shares)	(Date)

	(Please Print Your Name)	(Signature of Shareholder)

	(Please Print Your Name)	(Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.